Filed Pursuant to Rule 424(b)(5)

Registration No. 333-267173

PROSPECTUS SUPPLEMENT

(To prospectus dated August 31, 2022)

Bed Bath & Beyond Inc.

Up to 12,000,000 Shares

Common Stock

We have entered into an Open Market Sale AgreementSM (the “sales agreement”), with Jefferies LLC (“Jefferies”), dated August 31, 2022 relating to the sale of shares of our common stock, $0.01 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell from time to time up to an aggregate of 12,000,000 shares of our common stock through Jefferies, acting as our sales agent.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Jefferies is not required to sell any specific number or dollar amount of our common stock, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled under the terms of the sales agreement at a commission rate of up to 3.0% of the aggregate gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for additional information regarding the compensation to be paid to Jefferies.

Our shares trade on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “BBBY.” From January 3, 2022 to August 30, 2022, the market price of our common stock has had extreme fluctuations, ranging from an intra-day low of $4.38 per share on July 1, 2022 to an intra-day high of $30.06 on March 7, 2022, and the last reported sale price of our common stock on Nasdaq on August 30, 2022, was $12.11 per share. From January 3, 2022 to August 30, 2022, according to Nasdaq, daily trading volume of our common stock ranged from as low as approximately 2,121,100 to as high as approximately 395,319,900 shares.

These extreme fluctuations in the market price of and trading volumes in our common stock have been accompanied by reports of strong retail investor interest, including on social media and online forums. While the market price of our common stock may respond to developments regarding our liquidity, operating performance and prospects, developments regarding COVID-19, and developments regarding our industry, we believe that recent volatility and our current market prices reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know if or how long these dynamics will last. Within the seven business days prior to our August 31, 2022 release of certain business and financial information in connection with a previously announced market update and refinancing of our asset-based revolving credit facility and in a period when we made no other disclosure regarding any changes to our underlying business, the market price of our common stock fluctuated from an intra-day low of $8.45 on August 23, 2022 to an intra-day high of $15.15 on August 30, 2022. Under the circumstances, we caution you against investing in our common stock, unless you are prepared to incur the risk of incurring substantial losses. See “Risk Factors—Risks Related to the Offering and Our Common Stock.”

Investing in our common stock involves risks that are described in the “Risk Factors” section on page S-3 of this prospectus supplement and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended February 26, 2022, as such discussion may be amended or updated in other reports filed by us with the Securities and Exchange Commission (the “SEC”), which is incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is August 31, 2022

We are responsible for the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free-writing prospectus we prepare or authorize. We have not, and the agent has not, authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and Jefferies is not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information included in this prospectus supplement or the accompanying prospectus or in any free-writing prospectus we prepare or authorize is accurate as of any date other than the date of the document containing the information.

The information contained on our website or that can be accessed through our website will not be deemed to be incorporated into this prospectus supplement, and investors should not rely on any such information in deciding whether to purchase the shares.

You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, tax or investment advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding any purchase of the common stock. Neither we nor Jefferies make any representation regarding the legality of an investment in the common stock by any person under applicable investment or similar laws.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to purchase any common stock in any jurisdiction or to any person where the offer or solicitation is not permitted.

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PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described in the accompanying prospectus under the heading “Where You Can Find More Information, Incorporation by Reference.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. The information we have included in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since any such dates.

In this prospectus supplement, unless we indicate otherwise or the context requires, references to the “company,” “Bed Bath & Beyond,” “we,” “our,” “ours” and “us” refer to Bed Bath & Beyond Inc. and its consolidated subsidiaries, taken as a whole, unless it is clear from the context that we mean only Bed Bath & Beyond Inc.

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PROSPECTUS SUPPLEMENT SUMMARY

The information below is only a summary of more detailed information about this offering contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should read the entire prospectus supplement and the accompanying prospectus carefully, as well as the additional materials described under the caption “Where You Can Find More Information” in this prospectus supplement as well those materials described under the caption “Where You Can Find More Information, Incorporation by Reference” in the accompanying prospectus, including “Risk Factors” beginning on page S-3 of this prospectus supplement and “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended February 26, 2022.

Our Company

We are an omni-channel retailer that makes it easy for our customers to feel at home. We sell a wide assortment of merchandise in the Home, Baby, Beauty & Wellness markets and operate under the names Bed Bath & Beyond, buybuy BABY, and Harmon, Harmon Face Values, or Face Values (collectively, “Harmon”). We also operate Decorist, an online interior design platform that provides personalized home design services.

We offer a broad assortment of national brands and an assortment of proprietary Owned Brand merchandise in key destination categories including bedding, bath, kitchen food prep, home organization, indoor décor, baby and personal care.

We operate a robust omni-channel platform consisting of various websites and applications and physical retail stores. Our e-commerce platforms include bedbathandbeyond.com, bedbathandbeyond.ca, harmondiscount.com, facevalues.com, buybuybaby.com, buybuybaby.ca and decorist.com. We also operate Bed Bath & Beyond, buybuy BABY and Harmon retail stores.

Our principal executive office is located at 650 Liberty Avenue, Union, New Jersey 07083. Our main telephone number at that address is (908) 688-0888. Our corporate website address is www.bedbathandbeyond.com. The information contained on our website or that can be accessed through our website will not be deemed to be incorporated into this prospectus supplement, and investors should not rely on any such information in deciding whether to purchase our common stock.

THE OFFERING

Common stock offered by us	Up to an aggregate of 12,000,000 shares of our common stock, $0.01 par value.

Common stock to be outstanding immediately after this offering	Up to 91,779,205 shares, assuming sales of 12,000,000 shares of our common stock in this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Jefferies. See “Plan of Distribution” on page S-15 of this prospectus supplement.

Use of Proceeds	We currently intend to use the net proceeds, after deducting the agent’s commissions and our offering expenses, that we receive upon the issuance and sale of shares of our common stock by us to or through the agent for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness, working capital or capital expenditures, acquisitions and other investments. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” included in this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Select Market symbol	“BBBY”

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information contained or incorporated by reference in this prospectus supplement, including the information under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended February 26, 2022 before making an investment decision. The risks described below are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business or results of operations in the future. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment in the shares.

Risks Related to Our Business and Industry

In addition to those risks set forth below, important risks relating to our business and industry (including the impact of COVID-19), which you should carefully consider, are described in the documents referred to above.

If we do not complete our expected credit financing, our liquidity could be materially adversely affected which could materially adversely affect our stock price and our ability to raise capital and operate our business.

On August 31, 2022, we announced that the Company has secured financing commitments for an amendment to our asset-based revolving credit facility (the “Amended Credit Agreement”). If it is completed the Amended Credit Agreement will increase the aggregate revolving commitments under the asset-based revolving credit facility (the “ABL Facility”) by approximately $130 million to $1.13 billion. In addition, the Amended Credit Agreement would provide for a first-in-last-out term loan facility of $375 million, which is expected to be fully drawn shortly after entry (the “FILO Facility” and together with the amendment to the ABL Facility, the “Credit Facilities”). The amended ABL Facility is expected to mature in August, 2026, unless required to mature earlier pursuant to the terms of the Amended Credit Agreement. The FILO Facility is expected to mature in August, 2027, unless required to mature earlier pursuant to the terms of the Amended Credit Agreement. The financing commitments are subject to customary closing conditions. There is no guarantee that the closing conditions will be satisfied and there is a risk that we will not ultimately complete the Credit Facilities. If we are unable to close the Credit Facilities our liquidity would be materially adversely affected, which would have a material adverse effect on our stock price and our ability to operate our business, finance merchandise and inventory purchases, obtain vendor and supplier financing, pay our debt and make planned capital expenditures.

Our reliance on international suppliers increases our risk of supply chain disruption, which could materially increase the cost and reduce or delay the supply of our products, which could adversely affect our business, financial condition, operating results and prospects.

Our reliance on international suppliers increases our risk of supply chain disruption. Events that could cause disruptions to our supply chain include but are not limited to:

•	the imposition of additional trade laws or regulations;

•	the imposition of additional duties, tariffs and other charges on imports and exports;

•	foreign currency fluctuations;

•	theft; and

•	restrictions on the transfer of funds.

The occurrence of any of the foregoing or other similar events could materially increase the cost and reduce or delay the supply of our products, which could adversely affect our business, financial condition, operating results and prospects.

Changes in our credit ratings have limited, and may continue to limit, our access to capital markets and adversely affect our liquidity.

The credit rating agencies periodically review our capital structure and the quality and stability of our earnings. Downgrades to our long-term credit ratings have resulted in, and could continue to result in, reduced access to the credit and capital markets and higher interest costs on future financings, if any. For example, S&P Global Ratings recently downgraded our long-term credit rating to B- with a negative outlook. The future availability of financing will depend on a variety of factors such as economic and market conditions, the availability of credit and our credit ratings, as well as the possibility that lenders could develop a negative perception of us. There is no assurance that we will be able to obtain additional financing or be able to refinance existing debt on favorable terms or at all, which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Our arrangements with our suppliers and vendors may be impacted by our financial results or financial position.

Substantially all of our merchandise suppliers and vendors sell to us on open account purchase terms. In the fiscal year ending February 26, 2022, we purchased our merchandise from approximately 4,600 suppliers with our largest supplier accounting for approximately 5% of our merchandise purchases and the ten largest suppliers accounting for approximately 23% of such purchases. We have no long-term contracts for the purchases of merchandise. There is a risk that our key suppliers and vendors could respond to any actual, apparent or perceived decrease in or any concern with our financial results or liquidity by requiring or conditioning their sale of merchandise to us on more stringent or more costly payment terms, such as by requiring standby letters of credit, earlier or advance payment of invoices, payment upon delivery, payment ahead of delivery or other assurances or credit support or by choosing not to sell merchandise to us on a timely basis or at all. For example, as of August 30, 2022 certain of our vendors and suppliers have requested and/or been granted more stringent payment terms, stand-by letters of credit and/or earlier or advanced payment of invoices. Our arrangements with our suppliers and vendors may also be impacted by media reports or rumors, regardless of accuracy, regarding our financial position. Our need for additional liquidity could significantly increase and our supply of merchandise could be materially disrupted if a significant portion of our key suppliers and vendors took one or more of the actions described above, which could have a material adverse effect on our sales, customer satisfaction, cash flows, liquidity and financial position.

Since fiscal 2019, we have incurred net losses and we expect to continue to incur additional losses in the near term.

We incurred net losses in our most recently completed three fiscal years, including a net loss of $559.6 million for the fiscal year ended February 26, 2022. We may continue to incur net losses in future periods, which would adversely affect our business and financial condition and could have material negative effects on the trading price of our common stock. Additionally, due to the risks inherent in our operations, our future net losses may be greater than our past net losses.

Our credit agreement limits our borrowing capacity to the value of certain of our assets and is secured by certain of our personal property, and lenders may exercise remedies against the collateral if an event of default has occurred and is continuing.

We anticipate entering into the Amended Credit Agreement which will provide for a $1.135 billion asset-based revolving credit facility and a $375 million first-in-last-out term loan credit facility. Our borrowing capacity under our revolving credit facility varies according to the Company’s inventory levels and credit card receivables, net of certain reserves, and our term loan credit facility is subject to a borrowing base consisting of eligible credit card receivables, eligible inventory and eligible intellectual property. In the event of any material decrease in the amount of or appraised value of these assets or upon the disposition of certain material assets, our borrowing capacity under either the ABL Facility or the FILO Facility, would similarly decrease, which could adversely impact our business and liquidity.

The ABL Facility and FILO Facility contain customary affirmative and negative covenants and certain restrictions on operations become applicable if our availability falls below certain thresholds. These covenants could impose significant operating and financial limitations and restrictions on us, including restrictions on our ability to enter into particular transactions such as asset sales and acquisitions, and to engage in other actions that we may believe are advisable or necessary for our business.

Our obligations under the ABL Facility and the FILO Facility are secured by first priority liens on substantially all assets of the Company and certain of its subsidiaries, subject to customary exceptions. In the event of a default that is not cured or waived within any applicable cure periods, the lenders’ commitment to extend further credit under our revolving credit facility could be terminated, our outstanding obligations under the revolving credit facility and FILO Facility could become immediately due and payable, outstanding letters of credit may be required to be cash collateralized and remedies may be exercised against the collateral. If we are unable to borrow under our revolving credit facility, we may not have the necessary cash resources for our operations and, if any event of default occurs under either credit facility, there is no assurance that we would have the cash resources available to repay such accelerated obligations, refinance such indebtedness on commercially reasonable terms, or at all, or cash collateralize our letters of credit, which would have a material adverse effect on our business, financial condition, results of operations and liquidity.

Our business would be adversely affected if we are unable to service our debt obligations.

We have incurred indebtedness under senior unsecured notes, have entered into the ABL Facility and anticipate entering into the Amended Credit Agreement. Our ability to pay interest and principal when due, comply with debt covenants or repurchase the senior unsecured notes if a change of control occurs, will depend upon, among other things, sales and cash flow levels and other factors that affect our future financial and operating performance, including prevailing economic conditions and financial and business factors, many of which are beyond our control. Given the current economic environment, and ongoing challenges to our business, we may be unable to maintain compliance with the minimum fixed charge coverage ratio covenant under the ABL Facility (or, if entered into, the Amended Credit Agreement) in future periods, to the extent the covenant is applicable under the terms of the ABL Facility (or the Amended Credit Agreement, as applicable), which would among other things, result in an event of default under the ABL Facility (or the Amended Credit Agreement, as applicable).

The principal sources of our liquidity are funds generated from operating activities, available cash and cash equivalents, borrowings under our credit facilities and supplier and vendor financing. Our ability to achieve our business and cash flow plans is based on a number of assumptions which involve significant judgments and estimates of future performance, borrowing capacity and credit availability, which cannot at all times be assured. Accordingly, there is no assurance that cash flows from operations and other internal and external sources of liquidity will at all times be sufficient for our cash requirements. If necessary, we may need to consider actions and steps to improve our cash position and mitigate any potential liquidity shortfall, such as modifying our business plan, pursuing additional financing to the extent available, reducing capital expenditures, pursuing and evaluating other alternatives and opportunities to obtain additional sources of liquidity and other potential actions to reduce costs. There can be no assurance that any of these actions would be successful, sufficient or available on favorable terms. Any inability to generate or obtain sufficient levels of liquidity to meet our cash requirements at the level and times needed would have a material adverse impact on our business and financial position.

If we become unable in the future to generate sufficient cash flow to meet our debt service requirements, we may be forced to take remedial actions such as restructuring or refinancing our debt; seeking additional debt or equity capital; reducing or delaying our business activities, or selling assets. There can be no assurance that any such measures would be successful.

Our ability to obtain any additional financing or any refinancing of our debt, if needed at any time, depends upon many factors, including our existing level of indebtedness and restrictions in our debt facilities, historical business performance, financial projections, the value and sufficiency of collateral, prospects and creditworthiness, external economic conditions and general liquidity in the credit and capital markets. Any additional debt, equity or equity-linked financing may require modification of our existing debt agreements, which there is no assurance would be obtainable. Any additional financing or refinancing could also be extended only at higher costs and require us to satisfy more restrictive covenants, which could further limit or restrict our business and results of operations, or be dilutive to our stockholders.

Risks Related to the Offering and Our Common Stock

The market prices and trading volume of our shares of common stock have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our common stock to incur substantial losses.

The market prices and trading volume of our shares of common stock have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our common stock to incur substantial losses. For example, from January 3, 2022 to August 30, 2022, the market price of our common stock has had extreme fluctuations, ranging from an intra-day low of $4.38 per share on July 1, 2022 to an intra-day high of $30.06 on March 7, 2022, and the last reported sale price of our common stock on Nasdaq on August 30, 2022, was $12.11 per share. From January 3 to August 30, 2022, according to Nasdaq, daily trading volume of our common stock ranged from as low as approximately 2,121,100 to as high as approximately 395,319,900 shares. Within the seven business days prior to our August 31, 2022 release of certain business and financial information in connection with a previously announced market update and refinancing of our asset-based revolving credit facility and in a period when we made no other disclosure regarding any changes to our underlying business, the market price of our common stock fluctuated from an intra-day low of $8.45 on August 23, 2022 to an intra-day high of $15.15 on August 30, 2022.

We believe that the recent volatility and our current market prices reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know how long these dynamics will last. Under the circumstances, we caution you against investing in our common stock, unless you are prepared to incur the risk of incurring substantial losses.

Extreme fluctuations in the market price of our common stock have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. The market volatility and trading patterns we have experienced create several risks for investors, including the following:

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the market price of our common stock has experienced and may continue to experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals, and substantial increases may be significantly inconsistent with the risks and uncertainties that we continue to face;

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factors in the public trading market for our common stock include the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other trading factors;

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our market capitalization, as implied by recent trading prices, reflects significantly higher valuations of the company than those seen prior to recent volatility and that are significantly higher than our market capitalization prior to such periods of volatility, and to the extent these valuations reflect trading dynamics unrelated to our financial performance or prospects, purchasers of our common stock could incur substantial losses if there are declines in the market prices of our common stock driven by a return to earlier valuations;

•	to the extent volatility in our common stock is caused, as has widely been reported, by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our common stock as traders with a short position make market purchases to avoid or to mitigate potential losses, investors purchase at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated; and

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if the market price of our common stock declines, you may be unable to resell your shares at or above the price at which you acquired them. We cannot assure you that the value of newly issued shares of our common stock will not fluctuate or decline significantly in the future, in which case you could incur substantial losses.

We may continue to incur rapid and substantial increases or decreases in our stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our shares of common stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our common stock or result in fluctuations in the price or trading volume of our common stock, including:

•	actual or anticipated quarterly variations in operational results and reactions to earning releases or other presentations by company executives;

•	failure to meet the expectations of securities analysts and investors;

•	rating agency credit rating actions;

•	the contents of published research reports about us or our industry or the failure of securities analysts to cover our common stock;

•	any increased indebtedness we may incur in the future;

•	actions by institutional stockholders;

•	speculation or reports by the press or the investment community with respect to us or our industry in general;

•	short interest in our common stock and the market response to such short interest;

•	the dramatic increase in the number of individual holders of our common stock and their participation in social media platforms targeted at speculative investing;

•	increases in market interest rates that may lead purchasers of our shares to demand a higher yield;

•	changes in our capital structure;

•	announcements of dividends;

•	future sales of our common stock by us, members of our management or any significant stockholders;

•	announcements by us, our competitors or vendors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

•	third-party claims or proceedings against us or adverse developments in pending proceedings;

•	additions or departures of key personnel;

•	changes in applicable laws and regulations;

•	negative publicity for us, our business or our industry;

•	changes in expectations or estimates as to our future financial performance or market valuations of competitors, customers or travel suppliers;

•	results of operations of our competitors;

•	our ability to manage supply chain-related expenses and disruptions in our supply chain;

•	the ongoing impacts and developments relating to the COVID-19 pandemic; and

•	general market, political and economic conditions, including any such conditions and local conditions in the markets in which our customers are located.

In addition, in the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Future issuances of equity or debt securities by us may adversely affect the market price of our common stock.

As of August 30, 2022, we have an aggregate of 79,779,205 shares of common stock authorized but unissued and reserved for issuance under our incentive plans, as well as 258,521,189 treasury shares. We may issue, or move out of treasury, as applicable, all of these shares of common stock without any action or approval by our stockholders, subject to certain exceptions.

In the future, we may attempt to obtain financing or to increase further our capital resources, or refinance existing obligations, by issuing additional shares of our common stock or offering debt or other equity securities, including commercial paper, medium-term notes, senior or subordinated notes, debt securities convertible into equity or shares of preferred stock. Future acquisitions could require substantial additional capital in excess of cash from operations. In addition, we also expect to issue additional shares in connection with exercise of our stock options under our incentive plans.

Issuing additional shares of our common stock or other equity securities or securities convertible into equity for financing or in connection with our incentive plans, acquisitions or otherwise may dilute the economic and voting rights of our existing stockholders or reduce the market price of our common stock or both. Upon liquidation, holders of our debt securities and preferred shares, if issued, and lenders with respect to other borrowings would receive a distribution of our available assets prior to the holders of our common stock. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk that our future offerings may reduce the market price of our common stock and dilute their stockholdings in us. See “Description of Common Stock” in the accompanying prospectus.

A “short squeeze” due to a sudden increase in demand for shares of our common stock that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze have led to, may be currently leading to, and could again lead to, extreme price volatility in shares of our common stock.

Investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our common stock for delivery to lenders of our common stock. Those repurchases may, in turn, dramatically increase the price of shares of our common stock until additional shares of our common stock are available for trading or borrowing. This is often referred to as a “short squeeze.” A large proportion of our common stock has been in the past and may be traded in the future by short sellers, which may increase the likelihood that our common stock will be the target of a short squeeze, and there is wide spread speculation that our current trading price is the result of a short squeeze. A short squeeze and/or focused investor trading in anticipation of a short squeeze have led to, may be currently leading to, and could again lead to volatile price movements in shares of our common stock that may be unrelated or disproportionate to our operating performance or prospects and, once investors purchase the shares of our common stock necessary to cover their short positions, or if investors no longer believe a short squeeze is viable, the price of our common stock may rapidly decline. Investors that purchase shares of our common stock during a short squeeze may lose a significant portion of their investment. Under the circumstances, we caution you against investing in our common stock, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

Information available in public media that is published by third parties, including blogs, articles, online forums, message boards and social and other media may include statements not attributable to the Company and may not be reliable or accurate.

We have received, and may continue to receive, a high degree of media coverage that is published or otherwise disseminated by third parties, including blogs, articles, online forums, message boards and social and other media. This includes coverage that is not attributable to statements made by our directors, officers or employees. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus or incorporated documents filed with the SEC in determining whether to purchase our shares of common stock. Information provided by third parties may not be reliable or accurate and could materially impact the trading price of our common stock which could cause losses to your investments.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver instruction to Jefferies to sell shares of our common stock at any time throughout the term of the sales agreement. The number of shares that are sold through Jefferies after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Jefferies in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the gross proceeds to be raised in connection with those sales.

The common stock offered hereby may be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice delivered to the agent, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The market price of our common stock could decline due to the large number of outstanding shares of our common stock available for future sale.

Sales of substantial amounts of our common stock in the public market in future offerings, or the perception that these sales could occur, could cause the market price of our common stock to decline. These sales could also make it more difficult for us to sell equity or equity-related securities in the future, at a time and price that we deem appropriate. In addition, the additional sale of our common stock by our officers or directors in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline.

We may issue shares of our common stock or other securities from time to time as consideration for, or to finance, future acquisitions, investments, debt-for-equity exchanges or for other capital needs. We cannot predict the size of future issuances of our shares or the effect, if any, that future sales and issuances of shares would have on the market price of our common stock. If any such acquisition or investment is significant, the number of shares of common stock or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial and may result in additional dilution to our stockholders. We may also grant registration rights covering shares of our common stock or other securities that we may issue in connection with any such acquisitions and investments.

Certain provisions of our certificate of incorporation, our by-laws and New York law could hinder, delay or prevent a change in control of us that you might consider favorable, which could also adversely affect the price of our common stock.

Certain provisions under our certificate of incorporation, our by-laws and New York law could discourage, delay or prevent a transaction involving a change in control of our company, even if doing so would benefit our stockholders. These provisions include:

•	the sole ability of the then-current members of the board of directors to fill a vacancy created by the expansion of the board of directors;

•	advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by stockholders at our stockholder meetings;

•

the ability of our board of directors to issue new series of, and designate the terms of, preferred stock, without stockholder approval, which could be used to, among other things, institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our board of directors;

•

our opting to be governed by the provisions of Section 912 of the New York Business Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held New York corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner; and

•	provisions prohibiting cumulative voting.

Anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or change of our management and board of directors and, as a result, may adversely affect the market price of our common stock and your ability to realize any potential change of control premium. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt to replace current members of our management team. As a result, efforts by stockholders to change the direction or management of the company may be unsuccessful. See “Description of Common Stock” in the accompanying prospectus for additional information regarding the provisions included in our certificate of incorporation and our by-laws.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of any proceeds from this offering. We intend to use the net proceeds from the sale of our shares of common stock pursuant to this offering for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness, working capital, capital expenditures and businesses, acquisitions and other related investments. See “Use of

Proceeds” on page S-14 of this prospectus supplement. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of Section 21E of the Exchange Act. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, preliminary, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. Our actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation:

•	general economic conditions including the recent supply chain disruptions, labor shortages, wage pressures, rising inflation and the ongoing military conflict between Russia and Ukraine;

•	challenges related to our relationships with our suppliers, including the failure of our suppliers to supply us with the necessary volume and type of products;

•	the impact of cost-saving measures;

•	our inability to generate sufficient cash to service all of our indebtedness or our ability to access additional capital;

•	our inability to complete our expected credit financings;

•	changes to our credit rating or the terms on which vendors or others will provide us credit;

•	the impact of strategic changes, including the reaction of customers to such changes;

•	a challenging overall macroeconomic environment and a highly competitive retailing environment;

•

risks associated with the ongoing COVID-19 pandemic and the governmental responses to it, including its impacts across our businesses on demand and operations, as well as on the operations of our suppliers and other business partners, and the effectiveness of our and governmental actions taken in response to these risks;

•	changing consumer preferences, spending habits and demographics;

•	demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by us;

•

challenges in executing our omni-channel and transformation strategy, including our ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve;

•	our ability to successfully execute our store fleet optimization strategies, including our ability to achieve anticipated cost savings and to not exceed anticipated costs;

•	our ability to execute on any additional strategic transactions and realize the benefits of any acquisitions, partnerships, investments or divestitures;

•

disruptions to our information technology systems, including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks;

•	damage to our reputation in any aspect of our operations;

•	the cost of labor, merchandise, logistical costs and other costs and expenses;

•

potential supply chain disruption due to trade restrictions or otherwise, and other factors such as natural disasters, pandemics, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items;

•	inflation and the related increases in costs of materials, labor and other costs;

•	inefficient management of relationships and dependencies on third-party service providers;

•	our ability to attract and retain qualified employees in all areas of the organization;

•	unusual weather patterns and natural disasters, including the impact of climate change;

•	uncertainty and disruptions in financial markets;

•	volatility in the price of our common stock and its effect, and the effect of other factors, on our capital allocation strategy;

•	changes to statutory, regulatory and other legal requirements or deemed noncompliance with such requirements;

•	changes to accounting rules, regulations and tax laws, or new interpretations of existing accounting standards or tax laws;

•	new, or developments in existing, litigation, claims or assessments; and

•	a failure of our business partners to adhere to appropriate laws, regulations or standards.

Except as required by law, we do not undertake any obligation to update our forward-looking statements. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. These assumptions could prove inaccurate.

Any forward-looking statement we make in this prospectus supplement, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. The risks identified above are not exhaustive, and you should be aware that there may be other risks that could adversely affect our business and financial performance. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption “Risk Factors” in this prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus supplement, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus supplement, the documents incorporated by reference or elsewhere might not occur.

USE OF PROCEEDS

We currently intend to use the net proceeds, after deducting the agent’s commissions and our offering expenses, that we receive upon the issuance and sale of shares of our common stock by us to or through the agent for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness, working capital or capital expenditures, acquisitions and other investments. The amount of proceeds we will receive from this offering, if any, will depend upon the actual number of shares of our common stock sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Jefferies, under which we may offer and sell our shares of common stock from time to time through Jefferies acting as agent. Pursuant to this prospectus supplement, we may offer and sell up to 12,000,000 shares of our common stock. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our shares of common stock under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the reasonable and documented fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $200,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $800,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on The Nasdaq Global Select Market on the day following each day on which our shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement will be filed as an exhibit to a Current Report on Form 8-K filed under the Exchange Act and incorporated by reference in this prospectus supplement.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

Cleary Gottlieb Steen & Hamilton LLP will pass on the legality of the shares of common stock to be sold in this offering. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Those consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.bedbathandbeyond.com. Please note that the SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website and our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the fiscal year ended February 26, 2022, filed with the SEC on April 21, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended May 28, 2022, filed with the SEC on June 29, 2022;

•

portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 1, 2022 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended February 26, 2022;

•	our Current Reports on Form 8-K filed with the SEC on May 27, 2022, June 29, 2022, July 15, 2022 and August 31, 2022; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 11, 1992, including any amendment or report filed with the SEC for the purpose of updating such description.

You may request a copy of these filings at no cost, by writing or calling us at the following address: 650 Liberty Avenue, Union New Jersey 07083, telephone: (908) 688-0888, Attention: Investor Relations.

Common Stock

We may offer, issue and sell shares of our common stock from time to time.

These securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described in an accompanying prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on Nasdaq under the symbol “BBBY.”

We may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Investing in the offered securities involves risks. You should carefully read and consider the information in this prospectus, the applicable prospectus supplement and the risk factors described in any applicable prospectus supplement and/or in our periodic and other reports and other information that we file with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus dated August 31, 2022

We are responsible for the information contained and incorporated by reference in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf process, we may periodically sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of our common stock that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read:

•	this prospectus;

•	any applicable prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” in this prospectus for information about us, including our financial statements.

References to “we,” “us,” “our” and the “Company” and “Bed Bath & Beyond” are references to Bed Bath & Beyond Inc. and its consolidated subsidiaries, unless it is clear from the context that we mean only Bed Bath & Beyond Inc..

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, preliminary, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. Our actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation:

•	general economic conditions including the recent supply chain disruptions, labor shortages, wage pressures, rising inflation and the ongoing military conflict between Russia and Ukraine;

•	challenges related to our relationships with our suppliers, including the failure of our suppliers to supply us with the necessary volume and type of products;

•	the impact of cost-saving measures;

•	our inability to generate sufficient cash to service all of our indebtedness or our ability to access additional capital;

•	changes to our credit rating or the terms on which vendors or others will provide us credit;

•	the impact of strategic changes, including the reaction of customers to such changes;

•	a challenging overall macroeconomic environment and a highly competitive retailing environment;

•

risks associated with the ongoing COVID-19 pandemic and the governmental responses to it, including its impacts across our businesses on demand and operations, as well as on the operations of our suppliers and other business partners, and the effectiveness of our and governmental actions taken in response to these risks;

•	changing consumer preferences, spending habits and demographics;

•	demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by us;

•

challenges in executing our omni-channel and transformation strategy, including our ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve;

•	our ability to successfully execute our store fleet optimization strategies, including our ability to achieve anticipated cost savings and to not exceed anticipated costs;

•	our ability to execute on any additional strategic transactions and realize the benefits of any acquisitions, partnerships, investments or divestitures;

•

disruptions to our information technology systems, including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks;

•	damage to our reputation in any aspect of our operations;

•	the cost of labor, merchandise, logistical costs and other costs and expenses;

•

potential supply chain disruption due to trade restrictions or otherwise, and other factors such as natural disasters, pandemics, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items;

•	inflation and the related increases in costs of materials, labor and other costs;

•	inefficient management of relationships and dependencies on third-party service providers;

•	our ability to attract and retain qualified employees in all areas of the organization;

•	unusual weather patterns and natural disasters, including the impact of climate change;

•	uncertainty and disruptions in financial markets;

•	volatility in the price of our common stock and its effect, and the effect of other factors, on our capital allocation strategy;

•	changes to statutory, regulatory and other legal requirements or deemed noncompliance with such requirements;

•	changes to accounting rules, regulations and tax laws, or new interpretations of existing accounting standards or tax laws;

•	new, or developments in existing, litigation, claims or assessments; and

•	and a failure of our business partners to adhere to appropriate laws, regulations or standards.

Except as required by law, we do not undertake any obligation to update our forward-looking statements. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. These assumptions could prove inaccurate.

Any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. The risks identified above are not exhaustive, and you should be aware that there may be other risks that could adversely affect our business and financial performance. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption “Risk Factors” in a prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere might not occur.

BED BATH & BEYOND INC.

We are an omni-channel retailer that makes it easy for our customers to feel at home. We sell a wide assortment of merchandise in the Home, Baby, Beauty & Wellness markets and operate under the names Bed Bath & Beyond, buybuy BABY, and Harmon, Harmon Face Values, or Face Values, or collectively, Harmon. We also operate Decorist, an online interior design platform that provides personalized home design services.

We offer a broad assortment of national brands and an assortment of proprietary Owned Brand merchandise in key destination categories including bedding, bath, kitchen food prep, home organization, indoor décor, baby and personal care.

We operate a robust omni-channel platform consisting of various websites and applications and physical retail stores. Our e-commerce platforms include bedbathandbeyond.com, bedbathandbeyond.ca, harmondiscount.com, facevalues.com, buybuybaby.com, buybuybaby.ca and decorist.com. We also operate Bed Bath & Beyond, buybuy BABY and Harmon retail stores.

Our principal executive office is located at 650 Liberty Avenue, Union, New Jersey 07083. Our main telephone number at that address is (908) 688-0888.

RISK FACTORS

Investing in the offered securities involves risks. Before deciding to invest in our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information, Incorporation by Reference” in this prospectus.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale of the securities described in this prospectus for our general corporate purposes, which may include repayment of our indebtedness, future repurchases of our common stock and financing possible acquisitions. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF COMMON STOCK

We may periodically issue shares of our common stock or other securities that can be exercised, converted or exchanged into shares of our common stock. The description below summarizes the general terms of our common stock. This section is a summary, and it does not describe every aspect of our common stock. This summary is subject to, and qualified in its entirety by, reference to the provisions of our Amended and Restated Certificate of Incorporation, or the Certificate of Incorporation, and our Amended and Restated By-laws, or the By-laws.

Authorized Capital Shares

Under the Certificate of Incorporation, Bed Bath & Beyond’s capital stock consists of 900,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share.

Common Stock

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, and do not have cumulative voting rights. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Company’s board of directors, or the Board, out of funds legally available therefor, and subject to any preferential dividend rights of any then outstanding preferred stock. Upon the Company’s liquidation, dissolution or winding up, the holders of Common Stock are entitled to receive ratably the Company’s net assets available after the payment of all debts and other liabilities and subject to any liquidation preference of any then outstanding preferred stock. Holders of Common Stock have no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

The Board has the authority, subject to certain restrictions, without further shareholder approval, to issue, at any time and from time to time, up to 1,000,000 shares of preferred stock in one or more series. Each such series shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by the Board, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights, to the full extent now or hereafter permitted by the laws of the State of New York.

The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Such rights may include voting and conversion rights which could adversely affect the holders of the Common Stock. Satisfaction of any dividend or liquidation preferences of outstanding preferred stock would reduce the amount of funds available, if any, for the payment of dividends or liquidation amounts on Common Stock. Holders of preferred stock would typically be entitled to receive a preference payment.

New York Law and Some By-Law Provisions

The By-laws contain certain provisions that might have the effect of deterring a hostile takeover attempt of the Company. These By-law provisions have the following effects:

•

they provide that only persons who are nominated in accordance with the procedures set forth in the By-laws shall be eligible for election as a director of the Company, except as may be otherwise provided in the By-laws;

•

they provide that only business brought before the annual meeting by the Board or by a shareholder who complies with the procedures set forth in the By-laws may be transacted at an annual meeting of shareholders;

•

they provide that only the chair of the board, if any, the chief executive officer, the Board or, at the written request of record holders of at least 50% of the voting power of the Company’s outstanding shares, the secretary may call special meetings of the Company’s shareholders; and

•	they establish a procedure for the Board to fix the record date whenever shareholder action by written consent is undertaken.

Furthermore, the Company is subject to the provisions of Section 912 of the New York Business Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held New York corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 912, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an “interested shareholder” is a person who, together with affiliates and associates, owns, or within five years prior, did own, 20% or more of the corporation’s voting stock.

Proxy Access Nominations

Under the By-laws, a shareholder (or a group of up to 20 shareholders) who has held at least 3% of the Common Stock for three years or more may nominate a director and have that nominee included in the Company’s proxy materials, provided that the shareholder and nominee satisfy the requirements specified in the By-laws. Any shareholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in the Company’s proxy statement must satisfy the requirements specified in the By-laws.

Listing of Common Stock

Our common stock is listed on Nasdaq under the symbol “BBBY.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219 and its telephone number is (800) 937-5449.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time, in one or more transactions, by a variety of methods, including the following:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, into an existing trading market, on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods of sale.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for Bed Bath & Beyond by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Those consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION, INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also access the information we file electronically with the SEC through our website at https://www.bedbathandbeyond.com. Please note that our website and the SEC’s website are included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on our website and the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph.

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the fiscal year ended February 26, 2022, filed with the SEC on April 21, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended May 28, 2022, filed with the SEC on June 29, 2022;

•

portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 1, 2022 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended February 26, 2022;

•	our Current Reports on Form 8-K filed with the SEC on May 27, 2022, June 29, 2022 and July 15, 2022; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 11, 1992, including any amendment or report filed with the SEC for the purpose of updating such description.

You may request a copy of these filings at no cost, by writing or calling us at the following address: 650 Liberty Avenue, Union New Jersey 07083, telephone: (908) 688-0888, Attention: Investor Relations.

Up to 12,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

August 31, 2022